Exhibit 9
NOTE AND WARRANT AMENDMENT AGREEMENT

This Note and Warrant Amendment Agreement (the “Agreement”) is entered into as of December 20, 2011, by and among CareView Communications, Inc., a Nevada corporation (the “Company”), HealthCor Partners Fund, L.P. (“HealthCor Partners”) and HealthCor Hybrid Offshore Master Fund, L.P. (“HealthCor Hybrid” and, together with HealthCor Partners, the “Investors”).

WHEREAS, the Company and the Investors previously entered into that certain Note and Warrant Purchase Agreement, dated as of April 21, 2011 (the “Issue Date”), by and among the Company and the Investors (the “Purchase Agreement”), in connection with (a) that certain Senior Secured Convertible Note issued by the Company to HealthCor Partners as of the Issue Date in the original principal amount of $9,316,000 (the “HealthCor Partners Note”), (b) that certain Senior Secured Convertible Note issued by the Company to HealthCor Hybrid as of the Issue Date in the original principal amount of $10,684,000 (the “HealthCor Hybrid Note” and together with the HealthCor Partners Note, the “HealthCor Notes”), (c) that certain Warrant to Purchase Common Stock issued by the Company to HealthCor Partners as of the Issue Date, representing the right to purchase up to 5,488,456 shares of the Company’s Common Stock (as defined therein) (the “HealthCor Partners Warrant”), and (d) that certain Warrant to Purchase Common Stock issued by the Company to HealthCor Hybrid as of the Issue Date, representing the right to purchase up to 6,294,403 shares of the Company’s Common Stock (the “HealthCor Hybrid Warrant” and together with the HealthCor Partners Warrant, the “HealthCor Warrants”); and

WHEREAS, the Company and the Investors desire to amend the Purchase Agreement, pursuant to Section 7.9 thereof, in order to modify the Investors’ right to restrict certain equity issuances as set forth therein; and

WHEREAS, the Company and the Investors desire to amend the HealthCor Notes and the HealthCor Warrants, pursuant to Section 11 of the HealthCor Notes and Section 21 of the HealthCor Warrants, in order to eliminate certain antidilution provisions contained therein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.           Amendment to Purchase Agreement.

1.1           Section 6.12 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Equity Issuance.  The Company shall not issue any capital stock or debt or equity securities exercisable for or convertible into capital stock without the Investors’ prior written consent, which consent shall not be unreasonably withheld; provided, that in the event the Company issues shares of capital stock for a consideration per share that is less than the Trigger Price (as defined below), or issues Options or Convertible Securities with an effective exercise or conversion price per share of underlying Common Stock that is less than the Trigger Price, such consent may be granted or withheld in the Investors’ sole discretion; and provided, further, that the Company shall be permitted to issue, without requiring any such consent, (a) shares of Common Stock, Options or Convertible Securities to employees, directors, consultants and advisors of the Company or any of its Subsidiaries pursuant to incentive equity arrangements that are approved by the compensation committee of the Board of Directors, if any, or the Board of Directors; (b) shares of Common Stock to holders of Options or Convertible Securities that are outstanding on the Closing Date, upon the exercise or conversion of such Options or Convertible Securities, upon the terms of such securities existing on the date of this Agreement; and (c) shares of Common Stock in connection with any stock dividend, stock split, stock combination or other distribution or recapitalization on shares of Common Stock that is covered by Section 6(b) or 6(c) of the Notes and Section 8(a) of the Warrants (a “Capital Event”).

For the avoidance of doubt, the consideration paid in connection with the issuance of any capital stock, or the consideration paid or payable in connection with the issuance, conversion or exercise of any Options or Convertible Securities, shall, insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors of the Company.  The effective exercise or conversion price per share paid or payable in connection with any Options or Convertible Securities shall be calculated by dividing (i) the total amount, if any, received by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.  As used herein, the “Trigger Price” shall mean $1.40 per share, as adjusted to reflect the effects of any Capital Event upon the Company’s outstanding capital stock.”

1.2           All other terms of the Purchase Agreement shall remain unchanged.  As modified hereby, the Purchase Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

2.           Amendment to HealthCor Notes.

2.1           Section (6)(d) of the HealthCor Partners Note is hereby deleted and replaced in its entirety with the following:

“[Intentionally Omitted.]”

2.2           Section (23)(a) of the HealthCor Partners Note is hereby deleted and replaced in its entirety with the following:

“[Intentionally Omitted.]”

2.3           Section (6)(d) of the HealthCor Hybrid Note is hereby deleted and replaced in its entirety with the following:

“[Intentionally Omitted.]”

2.4           Section (23)(a) of the HealthCor Hybrid Note is hereby deleted and replaced in its entirety with the following:

“[Intentionally Omitted.]”

2.5           All other terms of the HealthCor Notes shall remain unchanged.  As modified hereby, the HealthCor Notes shall remain in full force and effect and are in all respects hereby ratified and affirmed.

3.           Amendment to HealthCor Warrants.

3.1           Section 8(f) of the HealthCor Partners Warrant is hereby deleted and replaced in its entirety with the following:

“[Intentionally Omitted.]”

3.2           Section 8(f) of the HealthCor Hybrid Warrant is hereby deleted and replaced in its entirety with the following:

“[Intentionally Omitted.]”

3.3           All other terms of the HealthCor Warrants shall remain unchanged. As modified hereby, the HealthCor Warrants shall remain in full force and effect and are in all respects hereby ratified and affirmed.

4.           Miscellaneous. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement as of the date first written above.

COMPANY

CareView Communications, Inc.

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson Title: President and Chief Executive Officer

INVESTORS

HealthCor Partners Fund, L.P.

By:	HealthCor Partners Management L.P.
Its:	Manager

By:	HealthCor Partners Management, G.P., LLC
Its:	General Partner

By:	/s/ Jeffrey C. Lightcap
Name:	Jeffrey C. Lightcap
Title:	Senior Managing Director

HealthCor Hybrid Offshore Master Fund, L.P.

By:	HealthCor Hybrid Offshore G.P., LLC
Its:	General Partner

By:	/s/ Steven J. Musumeci
Name:	Steven J. Musumeci
Title:	Chief Operating Officer